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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
December 12, 2007

GLOBAL GREEN SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51198	20-8616221
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

789 West Pender Street
Suite 1010
Vancouver, British Columbia
Canada V6C 1H2
(Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

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ITEM 7.01    REGULATION FD DISCLOSURE

Global Green Solutions Inc. (GGRN) and its joint venture partner, Valcent Products Inc. (VCPTF) released data from initial testing of their Vertigro algae production system. Results indicate a potential yield of 276 tons of algae biomass per acre per year. Achieving the same biomass production rate with algae species having 50% lipids (oil) content would deliver approximately 33,000 gallons of algae oil per acre per year. Tests were conducted at the Vertigro facility in El Paso, Texas. The company intends to further optimize the technology and demonstrate economic algae production for biodiesel feedstock purposes.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit No.	Document Description
	99.1	Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 12th day of December, 2007.

GLOBAL GREEN SOLUTIONS INC.

BY:   ARNOLD HUGHES
         Arnold Hughes
         Principal Financial Officer, Principal Accounting
         Officer and Treasurer